UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 17, 2010

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

707 17th Street, Suite 4200

Denver, Colorado  80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 17, 2010, the Board of Directors of the Corporation authorized the amendment and restatement of the Corporation’s amended and restated bylaws (as so amended, the “Amended and Restated Bylaws”), effective immediately.  The principal updates and clarifications included in the Amended and Restated Bylaws are the following:

•                  Majority Vote for Directors and Director Resignation Policy.  Section 3.03 of Article III has been amended to provide for a majority vote standard in the election of directors in uncontested elections.  In the case of a contested election, directors will continue to be elected by a plurality vote.  Section 3.03 of Article III was also amended to require incumbent directors to submit irrevocable resignations, contingent on certain events, in order to be nominated for further service on the Board of Directors.  In the event an incumbent director fails to receive a majority of the votes cast in an election that is uncontested, the Nominating and Corporate Governance Committee of the Board of Directors shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken.  The Board of Directors shall act on the proffered resignation, taking into account the recommendation, and publicly disclose its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results.

•                  Abstentions and Broker Nonvotes.  Sections 2.05 and 2.08 of Article II were amended to clarify that (1) abstentions are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at a meeting of stockholders and (2) abstentions and broker nonvotes are not counted as votes cast in calculating whether or not a majority of votes cast were cast in connection with a matter voted upon by stockholders.

•                  Forum for Adjudication of Disputes.  A new Section 8.01 to Article VIII was included that specifies that, absent the Corporation’s consent to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative actions, (2) claims of breaches of fiduciary duty, (3) claims pursuant to any provision of Delaware law, the Corporation’s Restated Certificate of Incorporation or the Amended and Restated Bylaws or (4) claims governed by the internal affairs doctrine.

The preceding description of the amendments is qualified in its entirety by reference to the Amended and Restated Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01                     Regulation FD Disclosure.

In connection with its approval of the Amended and Restated Bylaws, the Board of Directors also approved certain amendments to the Corporation’s Corporate Governance Guidelines.  The amendments, which are effective immediately, provide that (1) the Board of Directors will only nominate for election or re-election director candidates who submit irrevocable resignations, contingent on certain events and (2) incumbent directors who fail to receive a majority vote in an uncontested election will remain active and engaged in activities of the Board of Directors while the Nominating and Governance Committee and the Board of Directors decide whether to accept the resignation.

The amended Corporate Governance Guidelines are available on the Corporation’s website at www.intrepidpotash.com on the Corporate Governance page.

Item 9.01                     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Intrepid Potash, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: November 19, 2010	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
Corporate Counsel and Secretary